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                                                                    EXHIBIT 8.1



                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                               February 27, 1997


Sanctuary Woods Multimedia Corporation
1825 South Grant Street
San Mateo, California 94402


Ladies and Gentlemen:

        We have acted as United States tax counsel for Sanctuary Woods Multimedia Corporation ("Sanctuary Woods") in connection with the domestication of Sanctuary Woods from British Columbia into the State of Delaware (the "Domestication"). The Domestication will occur pursuant to the resolution of the Board of Directors of Sanctuary Woods, the resolution to be approved by the shareholders of Sanctuary Woods at an extraordinary general meeting, the Certificate of Domestication and Certificate of Incorporation to be filed with the Secretary of State of Delaware, and the bylaws of Sanctuary Woods (the "Domestication Documents").

        You have requested our opinion regarding the United States federal income tax matters addressed in the discussion entitled "Tax Considerations" in the Registration Statement on Form S-4 filed by Sanctuary Woods with the Securities and Exchange Commission (which contains a prospectus and proxy statement of Sanctuary Woods) (the "Registration Statement"). In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, the Domestication Documents, and such other documents pertaining to the Domestication as we have deemed necessary or appropriate. We have also relied upon a certificate of officers of Sanctuary Woods.

        In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

        1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Domestication) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

        2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;
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Sanctuary Woods Multimedia Corporation
February 27, 1997
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        3.      All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

        4. The Domestication will be reported by Sanctuary Woods on its federal income tax returns in a manner consistent with the opinion set forth below; and

        5. The Domestication will be consummated in accordance with the Domestication Documents (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state law.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for United States federal income tax purposes, the discussion entitled "Tax Considerations" in the Registration Statement insofar as it relates to statements of United States law or United States legal conclusions is correct in all material respects.

        This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

        This opinion only addresses matters under United States federal income tax laws. It does not address the tax considerations applicable to United States shareholders of Sanctuary Woods who own ten percent or more of the voting power or value of Sanctuary Woods.

        No opinion is expressed as to any transaction other than the Domestication as described in the Domestication Documents or to any transaction whatsoever, including the Domestication, if all the transactions described in the Domestication Documents are not consummated in accordance with the terms of such Domestication Documents and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

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Sanctuary Woods Multimedia Corporation
February 27, 1997
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        This opinion has been delivered to you for the purpose of filing of this opinion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                        Sincerely,


                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation